Filed Pursuant to Rule 433

Free Writing Prospectus dated May 14, 2020

Relating to Preliminary Prospectus Supplement dated May 14, 2020 and

Prospectus dated December 10, 2018

Registration No. 333-228729

Honeywell International Inc.

Pricing Term Sheet

1.350% Senior Notes due 2025

Issuer:	Honeywell International Inc.
Security Type:	Senior Unsecured
Offering Format:	SEC Registered
Principal Amount:	$1,250,000,000
Coupon:	1.350%
Stated Maturity Date:	June 1, 2025
Benchmark Treasury:	0.375% due April 30, 2025
Benchmark Treasury Price / Yield:	100-11+ / 0.302%
Spread to Benchmark Treasury:	+ 105 bps
Yield to Maturity:	1.352%
Price to Public:	99.990% of the principal amount
Trade Date:	May 14, 2020
Original Issue/Settlement Date:	May 18, 2020 (T+2)
Interest Payment Dates:	June 1 and December 1 of each year, commencing December 1, 2020
Optional Redemption:	Prior to May 1, 2025, make-whole call at 20 basis points; par call on and after May 1, 2025
CUSIP / ISIN:	438516 CB0 / US438516CB04
Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A
Joint Book-Running Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. Goldman Sachs & Co. LLC Santander Investment Securities Inc. TD Securities (USA) LLC UniCredit Capital Markets LLC SG Americas Securities, LLC
Co-Managers:	U.S. Bancorp Investments, Inc. Credit Agricole Securities (USA) Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at (800) 294-1322 (toll-free), Citigroup Global Markets Inc. at (800) 831-9146 (toll-free), J.P. Morgan Securities LLC at (212) 834-4533 (collect) and Wells Fargo Securities, LLC at (800) 645-3751 (toll-free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

1.950% Senior Notes due 2030

Issuer:	Honeywell International Inc.
Security Type:	Senior Unsecured
Offering Format:	SEC Registered
Principal Amount:	$1,000,000,000
Coupon:	1.950%
Stated Maturity Date:	June 1, 2030
Benchmark Treasury:	1.500% due February 15, 2030
Benchmark Treasury Price / Yield:	108-12 ¾ / 0.612%
Spread to Benchmark Treasury:	+ 135 bps
Yield to Maturity:	1.962%
Price to Public:	99.891% of the principal amount
Trade Date:	May 14, 2020
Original Issue/Settlement Date:	May 18, 2020 (T+2)
Interest Payment Dates:	June 1 and December 1 of each year, commencing December 1, 2020
Optional Redemption:	Prior to March 1, 2030, make-whole call at 25 basis points; par call on and after March 1, 2030
CUSIP / ISIN:	438516 BZ8 / US438516BZ80
Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A
Joint Book-Running Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. Goldman Sachs & Co. LLC Santander Investment Securities Inc. TD Securities (USA) LLC UniCredit Capital Markets LLC SG Americas Securities, LLC
Co-Managers:	U.S. Bancorp Investments, Inc. Credit Agricole Securities (USA) Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at (800) 294-1322 (toll-free), Citigroup Global Markets Inc. at (800) 831-9146 (toll-free), J.P. Morgan Securities LLC at (212) 834-4533 (collect) and Wells Fargo Securities, LLC at (800) 645-3751 (toll-free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

2.800% Senior Notes due 2050

Issuer:	Honeywell International Inc.
Security Type:	Senior Unsecured
Offering Format:	SEC Registered
Principal Amount:	$750,000,000
Coupon:	2.800%
Stated Maturity Date:	June 1, 2050
Benchmark Treasury:	2.375% due November 15, 2049
Benchmark Treasury Price / Yield:	126-21 / 1.286%
Spread to Benchmark Treasury:	+ 155 bps
Yield to Maturity:	2.836%
Price to Public:	99.275% of the principal amount
Trade Date:	May 14, 2020
Original Issue/Settlement Date:	May 18, 2020 (T+2)
Interest Payment Dates:	June 1 and December 1 of each year, commencing December 1, 2020
Optional Redemption:	Prior to December 1, 2049, make-whole call at 25 basis points; par call on and after December 1, 2049
CUSIP / ISIN:	438516 CA2 / US438516CA21
Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A
Joint Book-Running Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. Goldman Sachs & Co. LLC Santander Investment Securities Inc. TD Securities (USA) LLC UniCredit Capital Markets LLC SG Americas Securities, LLC
Co-Managers:	U.S. Bancorp Investments, Inc. Credit Agricole Securities (USA) Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling BofA Securities, Inc. at (800) 294-1322 (toll-free), Citigroup Global Markets Inc. at (800) 831-9146 (toll-free), J.P. Morgan Securities LLC at (212) 834-4533 (collect) and Wells Fargo Securities, LLC at (800) 645-3751 (toll-free).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.